                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM 8-K


                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) October 27, 1997



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)

      Delaware                       0-16102         59-2840783
     (State or Other Jurisdiction    Commission      (I.R.S. Employer
      or Incorporation or            file number      Identification
      Organization)                                             Number)

              1000 Crawford Place, Mt. Laurel, New Jersey  08054
                   (Address of principal executive offices)

                                (609) 235-6009
             (Registrant's telephone number, including area code)
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Item 5.  Other Events
         ------------

Description of Bank Financing

Eastern Environmental Services, Inc. ("Eastern") has revised its existing Revolving Credit Facility into a five-year Senior Secured Revolving Credit Facility (the "Revolver") which provides for borrowings up to $150,000,000. BankBoston, N.A. ("BankBoston") is the Administrative and Syndication Agent. Other banks participating in the credit facility are: Bank of America (Document Agent), Banque Paribas, Fleet Bank, Summit Bank and Union Bank of California. The Revolver has a sub-limit for letters of credit in the aggregate principal amount of $50,000,000. The revised Revolver has replaced Eastern's former $100,000,000 Revolving Credit Facility. The Revolver will be used for working capital and general corporate purposes, including acquisitions. The Revolver is secured by a pledge of the shares of Eastern and its wholly owned subsidiaries

The Revolver contains financial covenants including a maximum total funded debt to EBITDA ratio, a minimum EBIT to interest ratio, and a maximum total funded debt to total capital ratio, plus a provision which prohibits net losses in any two consecutive fiscal quarters and certain restrictions on capital expenditures. The summary of the terms of the Revolver set forth in this 8-K is qualified in its entirety by the terms and provisions of the Revolver Agreement filed as an exhibit to this Form 8-K.


Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits
         ----------------------------------

(c)  Exhibits

10.1 Amended and Restated Revolving Credit Agreement made as of October 27, 1997, by and between Eastern Environmental Services, Inc. and BankBoston, N.A., Banque Paribas, Bank of America National Trust and Savings Association, Fleet Bank, N.A., Summit Bank, and Union Bank of California.
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Signature
---------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EASTERN ENVIRONMENTAL SERVICES, INC.


Date:  November 12, 1997                    By:   /s/  Gregory M. Krzemien
                                                  ----------------------------
                                                  Gregory M. Krzemien, Treasurer
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                                 EXHIBIT INDEX

Exhibit
  No.          Description
--------       -----------

10.1 Amended and Restated Revolving Credit Agreement made as of October 27, 1997, by and between Eastern Environmental Services, Inc. and BankBoston, N.A., Banque Paribas, Bank of America National Trust and Savings Association, Fleet Bank, N.A.,
               Summit Bank, and Union Bank of California.